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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

     This Employment Agreement is dated as of January 19, 1998, and is entered into between SUNBELT AUTOMOTIVE GROUP, INC., a Georgia corporation ("SUNBELT"), BAG FLORIDA II, INC., a Georgia corporation ("BAG"), (SUNBELT and BAG are sometimes referred to collectively herein as the "Company"), SOUTH FINANCIAL CORPORATION, a Florida corporation ("SFC"), and R. Glynn Wimberly, an individual resident of the State of Florida ("Executive").

     WHEREAS, Executive, the Company and SFC desire to embody in this Agreement the terms and conditions of Executive's employment by SFC;

     WHEREAS, SFC is to become a wholly owned subsidiary of BAG, and BAG is to become a wholly owned subsidiary of SUNBELT.

     NOW, THEREFORE, the parties hereby agree:

                                   ARTICLE I
                    EMPLOYMENT, DUTIES AND RESPONSIBILITIES

1.1 EMPLOYMENT. Executive shall be employed as CEO of SFC. Executive hereby accepts such employment. Executive agrees to devote his full business time and efforts to promote the interests of the Company and SFC.

1.2 DUTIES AND RESPONSIBILITIES. Executive shall be required to perform such duties and responsibilities as are consistent with his position as CEO of SFC and as the Board of Directors of SFC and the Company (the "Board") may from time to time prescribe. These duties shall include but not be limited to the following:

     1) To oversee the operations of SFC's operations in Florida, Georgia, Tennessee, North Carolina and elsewhere;

     2) To aid the Company and SFC in the integration of the acquired new Sub prime operations in the southeast for SUNBELT;

     3) To aid SUNBELT and BAG in SUNBELT'S Initial Public Offering; and

     4) To do such other duties and responsibilities as BAG, SUNBELT, and SFC may require.

1.3 REPORTING. Executive shall report, in the performance of his duties, directly to the Vice President of Finance of SUNBELT and any other such executive officer as the Company may direct.

                                   ARTICLE 2
                                      TERM

2.1 TERM. The term of Executive's employment under this Agreement (the "Term") shall commence on the first day after the consummation of the acquisition of SFC by the Company and

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shall continue for a period of three (3) years; provided that this Agreement may be terminated earlier as provided in Article 5 hereof.

2.2 NO VIOLATION. Executive represents and warrants to the Company and SFC that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provision of any other agreement to which he is a party or by which he is bound.

                                   ARTICLE 3
                           COMPENSATION AND BENEFITS

3.1 SALARY AND BENEFITS. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article 5 hereof):

         (a) SALARY. SFC shall pay Executive a salary, payable in accordance with the normal payment procedures of SFC and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of One Hundred Thousand and no/100ths Dollars ($100,000.00) for the first year, plus ten percent (10%) of the "Net Profits" before taxes of the combined operations of all of the SFC divisions, but in any event the Executive shall be guaranteed the total compensation of One Hundred Fifty Thousand and no/100ths ($150,000) during the first year of his employment. The Executive shall be paid the sum of One Hundred Thousand and no/100ths Dollars ($100,000.00) per annum for each year thereafter (or such pro rata amount thereof for any period of less than one year) plus ten percent (10%) of the "Net Profits" as defined herein before taxes of the combined operations of all of the SFC divisions. At the end of the first year of the Term, and annually thereafter, the Company shall review Executive's salary, and at the time of such review, Executive's salary may be increased (but not decreased) by mutual agreement of Executive and the Company.

         (b) EXPENSES. The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, including travel, facsimile, telephone and other direct expenses incurred, subject, however, to the Company's reasonable policies relating to expense reimbursement.

         (c)      VACATION. Executive shall be entitled to no less than three
(3) weeks paid vacation (or such additional vacation as the Chief Executive Officer of SUNBELT shall determine) in accordance with the Company's policies during the Term.

         (d) VEHICLES. Executive shall be entitled to the use of one (1) vehicle selected by Executive including insurance, maintenance and registration expenses. Executive shall pay for his own gasoline for the vehicle.

         (e) STOCK OPTIONS. Executive shall be entitled to receive, from time to time, stock options on terms and conditions comparable to the stock options, if any, that the Company grants to employees of the Company or any of its subsidiaries with responsibilities and duties similar to the responsibilities and duties of Executive under this Agreement; PROVIDED, HOWEVER, that the decision to grant stock options to Executive and to others similarly situated shall be made by SUNBELT and BAG in their sole discretion.


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     (f)  TAXES. The Company shall not be responsible for the payment of
Executive's tax liabilities (if any) relating to the compensation and benefits the Company provides to the Executive pursuant to this Agreement.

     (g) DEATH BENEFIT. Upon the Executive's death while still employed at SFC, his spouse shall receive six (6) months salary as a survival death benefit.
This sum may be funded by the company's procurement of acceptable "Key Man" Insurance or such other type of insurance to cover this benefit.

3.2 MANAGEMENT BONUS. In addition to paying Executive's base salary, the Company or SFC may pay to Executive a bonus (the "Management Bonus"), as the Company, SFC and their Board of Directors may decide from time to time; provided, however, that the decision to grant any bonuses to Executive shall be at the sole discretion of the Company and nothing herein shall be implied as giving the Executive any right to any bonus.

                                   ARTICLE 4
                          CONFIDENTIALITY; NON-COMPETE

4.1 CONFIDENTIALITY. Executive agrees that he will not, at any time during, or for one (1) year after, the termination of Executive's employment, or Executive's resignation from employment, make use of or divulge to any other person, firm or corporation any confidential or proprietary information concerning the business or policies of the Company or SFC, any of its subsidiaries or their affiliates. Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company or SFC, and upon termination of his employment with the Company or SFC (except as provided in the Broker's Agreement or Stock Purchase Agreement), Executive shall return to the Company or SFC the originals and all copies of any such information provided to or acquired by Executive in connection with the performance of his duties or the Company or SFC, and shall return to the Company or SFC all files, correspondence and/or other communications received, maintained and/or originated by Executive during the course of his employment, and no copy of any such materials shall be retained by him. As used herein, confidential information shall mean all information concerning SFC, the Company or any of their subsidiaries or affiliates except information (i) ascertainable or obtained from public information, (ii) received from a third party not employed by or otherwise affiliated with SFC, the Company or any of their subsidiaries or affiliates, or
(iii) which is or becomes known to the public, other than through breach by Executive of the terms of this Agreement.

                                   ARTICLE 5
                                  TERMINATION

5.1 TERMINATION BY THE COMPANY FOR CAUSE. Subject to Sections 5.2, the Company shall have the right to terminate Executive's employment at any time for Cause. For purposes of this Agreement, "Cause" shall mean: (i) Executive's material failure, neglect or refusal to perform his duties hereunder, which material failure, neglect or refusal shall not be remedied by Executive within sixty (60) days of receipt by Executive of written notice from the Company of such neglect,
(ii) Executive's refusal to follow the reasonable and lawful instructions, orders or directives of the Chief Executive Officer of the Company with respect to his material duties and responsibilities hereunder, which refusal is not remedied promptly after receipt by Executive of written notice from the Chief Executive Officer of the Company of such refusal, (iii)

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Executive's conviction for, or the entry of a plea (including nolo contendere or its equivalent) by Executive with respect to any act of fraud, misappropriation or embezzlement or any felony under federal or state law, or
(iv) any willful or intentional act of Executive that has the effect of causing injury to the reputation or business of SFC, the Company or their subsidiaries or affiliates in any material respect.

5.2 DEATH. In the event Executive dies during the Term, this Agreement shall automatically terminate (subject to Sections 5.4 and 3.1(g) hereof), such termination to be effective on the date of Executive's death.

5.3 DISABILITY. In the event that Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least ninety (90) consecutive days, or one hundred eighty (180) non-consecutive days within any three hundred sixty-five (365) day period, the Company shall have the right to terminate this Agreement (subject to Section 5.4 hereof).

5.4  EFFECT OF TERMINATION.

     (a) In the event of termination of Executive's employment for any reason, the Company shall pay to Executive (or his beneficiary in the event of his death) any salary or bonuses earned but not paid to Executive prior to the effective date of such termination, plus the benefits set forth in Section 3.1(g) herein.

     (b) In the event that the Company terminates Executive's employment without Cause prior to the expiration of the three (3) year term, the Company shall, for a period equal to the remainder of the term, continue to (i) pay to Executive his salary and Management Bonus and reimburse him for all business-related expenses incurred through the date of termination, (ii) provide Executive with benefits on the terms set forth in Section 3.1(b), and
(iii) vest in full all stock options granted to him, the term (exercise period) of which shall remain in full force and effect notwithstanding Executive's termination.

                                   ARTICLE 6
                                 MISCELLANEOUS

6.1 COMPANY GUARANTY. The Company guarantees the due and punctual performance of the obligations of SFC hereunder.

6.2 NO VIOLATION. Executive represents and warrants to the Company and SFC that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any agreement to which he is a party or by which he is bound. The Company represents and warrants to Executive that neither the execution and delivery of this Agreement nor the performance of its duties hereunder violates or will violate the provisions of any other agreement to which it is a party or by which it is bound.

6.3 BENEFIT OF AGREEMENT; ASSIGNMENT; BENEFICIARY. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitations, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforced by, Executive and his personal or legal representatives, executors, administrators, successors, heirs,

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distributees, devisees and legatees.  If Executive should die while any amount would still be payable to Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to Executive's estate.

6.4 NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram, overnight delivery or telex or by registered mail, addressed:

     In the case of the Company to:     Stephen C. Whicker
                                        1103 Foxcroft Court
                                        Woodstock, Georgia 30189
                                        Facsimile No.: 770/592-6347

or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and

     In the case of Executive to:       R. Glynn Wimberly
                                        603 Thornwood Lane
                                        Orange Park, Florida 32073

or such other address and Executive shall designate by written notice of the Company. Any notice given hereunder shall be effective and deemed to have been given as of the date received.

6.5 AMENDMENT. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

6.6 WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof. Any waiver must be in writing and signed by Executive or the Company, as the case may be.

6.7 HEADINGS. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.8 AGREEMENT TO TAKE ACTION. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

6.9 SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

6.10 VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.


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6.11 COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

6.12 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Georgia, without regard to conflict of law principles.

6.13 INDEMNIFICATION. SFC, the Company and the Company's subsidiaries (a) shall indemnify and hold Executive harmless to the full extent permitted by law, if Executive is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding (other than an action, suit or proceeding commenced by Executive without approval of the Company's Board of Directors) by reason of the fact that he is or was an officer or employee of SFC, the Company or its subsidiaries after the date hereof against all liability and loss suffered and expenses reasonably incurred by Executive, (b) shall maintain (or cause to be maintained) in the certificate of incorporation of the Company and the articles of incorporation of its subsidiaries, provisions limiting the liability of officers and directors from stockholders to the full extent permitted by law and (c) shall maintain directors and officers liability insurance with terms, deductibles and coverages customary for companies of similar size and nature. Nothing herein shall be interpreted as requiring SFC, the Company or its subsidiaries to indemnify executive for any claim arising out of a breach by Executive of the terms of this Agreement.

6.14 SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, effective as of the date first above written.


                                   SUNBELT AUTOMOTIVE GROUP, INC., A
                                   GEORGIA CORPORATION

/s/                                By:                                   (SEAL)
--------------------------------      -----------------------------------


                                   BAG FLORIDA II, INC., A GEORGIA CORPORATION

/s/                                By:                                   (SEAL)
--------------------------------      -----------------------------------





                       (SIGNATURES CONTINUED ON NEXT PAGE)



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                                   SOUTH FINANCIAL CORPORATION, A
                                   FLORIDA CORPORATION


/s/                                By:                         (SEAL)
-----------------------               -------------------------
WITNESS

                                   EXECUTIVE: R. GLYNN WIMBERLY



/s/ Tracy A. Maxwell               By: /s/ R. Glynn Wimberly   (SEAL)
-----------------------               -------------------------
WITNESS                               R. GLYNN WIMBERLY




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